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                                  EXHIBIT 21.1

                         Subsidiaries of the Registrant

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                                                                          Jurisdiction of
                 Name                                                     Incorporation
                 ----                                                     -------------
                 Segue Canada, Inc.                                       Canada
                 Segue Securities Corporation                             Massachusetts
                 Segue Export, Inc.                                       West Indies
                 Black & White Software, Inc.                             California
                 Eventus Software, Inc.                                   California
                 Segue Software Entwicklung GmbH                          Austria
                 Segue Software GmbH                                      Germany
                 Segue Software, Ltd.                                     United Kingdom
                 SGE Merger Corporation                                   Delaware
                 Segue SQL Bench, Inc.                                    Delaware
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